Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Center Bancorp, Inc.
Union, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our reports dated March 12, 2008, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Center Bancorp, Inc. appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
February 5, 2009